UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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SCYNEXIS, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

SCYNEXIS, INC.

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey, 07302

(201) 884-5485

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of SCYNEXIS, Inc., a Delaware corporation. The meeting will be held on June 18, 2019, at 9:30 a.m., local time, at the Hyatt Regency Jersey City on the Hudson, 2 Exchange Place, Jersey City, NJ 07302, for the following purposes:

1.	To elect the SCYNEXIS Board of Directors’ six nominees as directors to serve until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS for the fiscal year ending December 31, 2019.

3.	To approve an amendment to SCYNEXIS’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 125,000,000 to 250,000,000.
4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 18, 2019, at 9:30 a.m. at the Hyatt Regency Jersey City on the Hudson, 2 Exchange Place, Jersey City, NJ 07302.

The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/18891/

The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3 identified above.

We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2018 Annual Report. The Notice contains instructions on how to access those documents over the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2018 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. We believe that this process will allow us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

The record date for the Annual Meeting was April 23, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Scott Sukenick
Scott Sukenick
Corporate Secretary and General Counsel

Jersey City, New Jersey
May __, 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return a proxy card, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Table of Contents

Page

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL 1 - ELECTION OF DIRECTORS	6

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13

REPORT OF THE AUDIT COMMITTEE OF THE BOARD	14

PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO SCYNEXIS’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 125,000,000 TO 250,000,000	15

EXECUTIVE OFFICERS OF THE COMPANY	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

EQUITY COMPENSATION PLAN INFORMATION	18

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18

EXECUTIVE COMPENSATION	19

DIRECTOR COMPENSATION	22

TRANSACTIONS WITH RELATED PERSONS	24

HOUSEHOLDING OF PROXY MATERIALS	24

OTHER MATTERS	25

PRELIMINARY COPY

SCYNEXIS, Inc.

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey, 07302

(201) 884-5485

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

JUNE 18, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The Board of Directors of SCYNEXIS, Inc. is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return a proxy card, or follow the instructions below or in the Notice described below to submit your proxy on the internet.

Why did I receive a Notice in the mail regarding the availability of proxy materials on the internet?

We are pleased to take advantage of rules of the Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials over the internet. Accordingly, we are sending to most of our stockholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about May __, 2019. To those that we do not send a Notice, we will send a full set of proxy materials, which include this proxy statement and an annual report to stockholders, on or about the same date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Will I receive any other proxy materials by mail?

If we send you a Notice, we may (but are not required to) send you a proxy card, along with a second Notice, on or after May __, 2019.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 18, 2019, at 9:30 a.m., local time, at the Hyatt Regency Jersey City on the Hudson, 2 Exchange Place, Jersey City, NJ 07302. Directions to the Annual Meeting may be found at the end of this proxy statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 23, 2019, will be entitled to vote at the Annual Meeting. On this record date, there were 53,090,415 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 23, 2019, your shares were registered directly in your name with SCYNEXIS’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card, if you have received one, or vote by proxy on the internet as instructed below or in the Notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 23, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are, or a Notice is, being sent to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of our Board of Directors’ six nominees as directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified;

•

Ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS, Inc. for its fiscal year ending December 31, 2019; and

•	Approval of an amendment to SCYNEXIS’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 125,000,000 to 250,000,000.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy card to vote on those matters in accordance with their best judgment.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Alternatively, you can go to http://www.astproxyportal.com/ast/18891/ and enroll for online delivery of annual meeting and proxy voting materials.

Can I vote my shares by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by internet, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using a proxy card (which is enclosed if you received this proxy statement by mail or that you may request or that we may elect to deliver at a later time), or vote by proxy on the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•

To vote using the proxy card, simply complete, sign and date the proxy card (which is enclosed if you received this proxy statement by mail or that you may request or that we may elect to deliver at a later time), and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote on the internet, registered holders may go to https://www.amstock.com/secure/voteproxy/login2.asp to complete an electronic proxy card. You will be asked to provide SCYNEXIS’s number and control number from the enclosed proxy card or Notice. Specific instructions to be followed by any registered stockholder interested in voting via the internet are set forth on the proxy card or Notice. Your vote must be received by 11:59 p.m. eastern standard time, on June 17, 2019, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials or Notice containing voting instructions from that organization rather than from SCYNEXIS. Simply complete and mail the voting instruction form or follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 23, 2019.

What happens if I do not vote?

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, over the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 and, we believe, Proposal 3.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” the election of all our six nominees for director, “For” the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS for its fiscal year ending December 31, 2019, and “For” the approval of an amendment to SCYNEXIS’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 125,000,000 to 250,000,000. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or set of proxy materials?

If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials or Notices to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy after submitting my proxy?

Stockholder of Record; Shares Registered in Your Name

Yes. You can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change your vote or revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may vote again over the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey 07302.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.

Beneficial Owner; Shares Registered in the Name of a Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January __, 2020, to our Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302; provided, however, that if our 2020 annual meeting of stockholders is held before May 19, 2020, or after July 18, 2020, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2020 annual meeting of stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our Bylaws, you must provide specified information in writing to our Corporate Secretary at the address above by not later than March 20, 2020, nor earlier than the close of business on February 19, 2020, except that if our 2020 annual meeting of stockholders is held before May 19, 2020, or after July 18, 2020, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count: with respect to the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to other proposals, votes “For,” “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Abstentions (and broker non-votes, if any) will be counted towards the vote total for Proposal 3 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal other than Proposal 3.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Six nominees receiving the most “For” votes	Withheld votes will have no effect	None

2	Ratification of the selection of Deloitte & Touche LLP as SCYNEXIS’s independent registered public accounting firm for its fiscal year ending December 31, 2019	“For” votes from the holders of a majority of shares present and entitled to vote on the matter	Against	None
3	Approval of an amendment to SCYNEXIS’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 125,000,000 to 250,000,000	“For” votes from the holders of a majority of shares outstanding	Against	Against

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 53,090,415 shares outstanding and entitled to vote. Thus the holders of 26,545,208 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of the shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We expect to announce the preliminary voting results at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available at: http://www.astproxyportal.com/ast/18891/.

JOBS Act Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2019; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS

SCYNEXIS’s Board of Directors (the “Board”) is elected annually at each annual meeting. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy shall serve for the remainder of the year, and until the director’s successor is duly elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board currently has seven members, all of whose terms of office expire at the Annual Meeting. However, one of our Board members, Patrick Machado, has declined to stand for reelection and, accordingly, our Board has reduced the size of the Board to six members, effective at the Annual Meeting.  Our Nominating and Corporate Governance Committee recommended, and our Board approved, the nomination of six nominees for election at the Annual Meeting.  Proxies may not be voted for a greater number of persons than the number of nominees named.  All of our nominees were elected by our stockholders at our 2018 annual meeting of stockholders, with the exception of Armando Anido, who was elected by the Board to fill the vacancy created by the resignation of Marion McCourt. Mr. Anido was recommended to our Board by a third-party search firm.

Our six nominees, their ages as of April 1, 2019, and their principal occupation and position currently held with SCYNEXIS, are as follows:

Name	Age	Position Held With SCYNEXIS
Armando Anido	61	Director
Steven C. Gilman, Ph.D.	66	Director
Ann F. Hanham, Ph.D.	66	Director
David Hastings	57	Director
Guy Macdonald	60	Chairman of the Board, Director
Marco Taglietti, M.D.	59	Chief Executive Officer, President and Director

If elected at the Annual Meeting, each of these nominees would be elected and qualified to serve until the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is SCYNEXIS’s policy to encourage directors and nominees for director to attend the Annual Meeting.  All of our current directors attended the 2018 annual meeting of stockholders, with the exception of Armando Anido, who was elected to the Board in January 2019.

Directors are elected by a plurality of the votes of the holders of shares present in person or by proxy and entitled to vote on the election of directors. Unless marked otherwise we will vote proxies returned to us for the nominees named above. The six nominees receiving the highest number of affirmative votes will be elected. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by SCYNEXIS. Each person nominated for election has agreed to serve if elected. SCYNEXIS’s management has no reason to believe that any nominee will be unable to serve.

This Proposal 1 is to elect our six nominees nominated as directors. The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes and skills of each director, including those that led to the Nominating and Corporate Governance Committee and the Board’s conclusion that the director should continue to serve as a director of SCYNEXIS.

Armando Anido joined our board on January 21, 2019.  Mr. Anido has served as Chairman and Chief Executive Officer and a director of of Zynerba Pharmaceuticals (Nasdaq: ZYNE), a publicly-traded biopharmaceutical company, since October 2014. Mr. Anido has more than 30 years of executive, operational and commercial leadership experience in the biopharmaceutical industry.  Prior to Zynerba, Mr. Anido served as CEO of two publicly traded companies. Most recently, he was the CEO and a director of NuPathe Inc., a publicly-traded pharmaceutical company, which was acquired by Teva Pharmaceuticals in February 2014. At NuPathe, he led the company through FDA approval of its lead product, Zecuity®, the first transdermal patch for migraine, to pre-launch before the company's acquisition by Teva. Prior to NuPathe he served as President, CEO and a director of Auxilium Pharmaceuticals, a specialty pharmaceutical company acquired by Endo Pharmaceuticals, Inc. in January 2015. Prior to Auxilium, Mr. Anido served as Executive Vice President, Sales and Marketing, at MedImmune, and prior to that, in senior sales and marketing positions at GlaxoWellcome and Lederle Laboratories. At

Lederle, he was Vice President, Anti-Infectives, responsible for the commercialization of the anti-bacterials, Suprax and Zosyn. He is currently a member of the Board of Directors of AURIS Medical Holding AG and Life Science PA, and he was a member of the Board of Directors of Adolor Corporation until it was sold to Cubist Pharmaceuticals in December 2011, and of Aviragen Therapeutics, Inc.  Mr. Anido earned a BS in Pharmacy and an MBA from West Virginia University.  Because of Mr. Anido’s extensive executive, operational, and commercial leadership in the biopharmaceutical industry, we believe he is able to make valuable contributions to our board of directors.

Steven C. Gilman, Ph.D., joined our Board on February 25, 2015. He was most recently the Chairman of the board of directors and President and Chief Executive Officer of ContraFect Corporation (Nasdaq: CFRX), a publicly-traded biotechnology company. He previously served as the Executive Vice President, Research & Development and Chief Scientific Officer at Cubist Pharmaceuticals, a publicly-traded biopharmaceutical company, until its acquisition by Merck & Co in January 2015. Prior to joining Cubist, Dr. Gilman served as chairman of the board of directors and CEO of ActivBiotics from March 2004 to October 2007. Prior to ActivBiotics, Dr. Gilman worked at Millennium Pharmaceuticals, Inc., from October 2000 to March 2004 where he held a number of senior leadership roles including Vice President and General Manager, Inflammation. Prior to Millennium, he was Group Director at Pfizer Global Research and Development. He has also held scientific, business and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School and Connecticut College. Dr. Gilman currently serves on the board of directors of Vericel Corporation (Nasdaq: VCEL), Akebia Therapeutics, Inc. (Nasdaq: AKBA), Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA) and ContraFect Corporation (Nasdaq: CFRX), and previously served on the board of directors of Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX). Dr. Gilman received his Ph.D. and MS degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinical and Research Foundation and received a B.A. in microbiology from Miami University of Ohio. Because of Dr. Gilman’s extensive experience in the research and development of novel compounds, including anti-infectives that address highly drug resistant and invasive pathogens, we believe he is able to make valuable contributions to our Board.

Ann F. Hanham, Ph.D., has served as a member of our Board since December 2008. Prior to becoming a Founding Partner and Managing Director of BAR Capital Management, a privately-held life-sciences venture capital fund, in December 2013, she was a General Partner with Burrill & Company, a life sciences venture capital firm from 2000 to 2013. From 1998 to 2000, Dr. Hanham was a co-founder and Vice President of Clinical & Regulatory Affairs at InterMune, Inc. From 1995 to 1998, she served as the Senior Director for Oncology Product Development at Otsuka Pharmaceuticals and from 1991 to 1995 as the Medical Director for Celtrix Pharmaceuticals. From 1988 to 1991, Dr. Hanham worked for Becton Dickinson in both regulatory and clinical affairs for the monoclonal antibody program, and from 1984 to 1988 as a regulatory toxicologist with the Health Protection Branch of Health and Welfare Canada. She serves as a member of the board of directors of HTC Molecular Diagnostics Inc. (Nasdaq: HTGM) and previously served as a member of the boards of directors of Acusphere Inc. (OTCMKTS: ACUS), Biomimetic Therapeutics Inc. (Nasdaq: BMTI), Biotie Therapies Corp. (Nordic List: BTH1V), Immunicon Corp. (Nasdaq: IMMC), Targacept Inc. (Nasdaq: TRGT), TLC (GreTai Sec M: 1452:TT) and Endocyte, Inc. (Nasdaq: ECYT). Dr. Hanham holds a Ph.D. from the University of British Columbia, an MSc from Simon Fraser University, and a BSc from the University of Toronto. She was also Board Certified in Toxicology in 1986. Because of Dr. Hanham’s extensive clinical and regulatory experience, as well as her extensive experience in working with development stage biotechnology companies, we believe she is able to make valuable contributions to our Board.

David Hastings joined our board on September 24, 2015.  Mr. Hastings currently serves as the Chief Financial Officer at Arbutus Biopharma Corp. (Nasdaq: ABUS), a publicly-traded biopharmaceutical company.  He has served as a member of the board of directors since January 2018 and has served as chairman of the audit committee of VBL Therapeutics (Nasdaq: VBLT) since April 2018 and as a member of the board of directors since April 2018 and chairman of the audit committee since September 2018 of Entasis Therapeutics Inc. (Nasdaq: ETTX). From February 2015 to June 2017, Mr. Hastings served as the Senior Vice President and Chief Financial Officer of Unilife Corporation, a publicly-traded medical technology company, and from July 2016 to June 2017, Mr. Hastings also served as Unilife’s Chief Accounting Officer and Treasurer. Prior to joining Unilife, Mr. Hastings served as Executive Vice President and Chief Financial Officer at Incyte Corporation, a publicly-traded biopharmaceutical company, from October 2003 to October 2014. From February 2000 to September 2003, Mr. Hastings served as Vice President, Chief Financial Officer and Treasurer of ArQule, Inc. Mr. Hastings received his B.A. in Economics at the University of Vermont. Because of Mr. Hastings extensive financial experience, including an executive position as chief financial officer of multiple Nasdaq-listed companies as well as his relationships with institutional investors and investment banks, we believe he is able to make valuable contributions to our Board.

Guy Macdonald has served as a member of our Board since November 2014. Mr. Macdonald has served as the President and Chief Executive Officer and a member of the board of directors of Tetraphase Pharmaceuticals, Inc. (Nasdaq: TTPH), a publicly-traded biopharmaceutical company, since January 2008. From August 2003 until January 2008, Mr. Macdonald served as Executive Vice President of Operations of Idenix Pharmaceuticals, Inc., a biopharmaceutical company. From 1981 to 2003 he served in various positions at Merck & Co., Inc., most recently serving as the Vice President for Anti-Infective and

Hospital Products. Mr. Macdonald received an Honors Degree in biochemistry from Dundee University in Dundee, Scotland. Because of Mr. Macdonald’s extensive experience in drug development and commercialization, particularly with anti-infectives, including antifungals, we believe he is able to make valuable contributions to our Board.

Marco Taglietti, M.D., has served as a member of our Board since November 2014 and as our Chief Executive Officer since April 1, 2015. From August 2007 to August 2014 he served as Executive Vice President, Research and Development, and Chief Medical Officer of Forest Laboratories, Inc., a publicly-traded pharmaceutical company, and President of Forest Research Institute, a division of Forest Laboratories, where he was responsible for all research and development activities until August 2014, after Forest Laboratories was acquired by Actavis plc. Prior to joining Forest Laboratories, Inc. in 2007, Dr. Taglietti held the position of Senior Vice President, Head of Global Research and Development, at Stiefel Laboratories, Inc. for three years. He joined Stiefel Laboratories, Inc. after 12 years at Schering-Plough Corporation where he held positions of increasing responsibilities as Vice President, Worldwide Clinical Research for Anti-Infectives, Oncology, CNS, Endocrinology and Dermatology. Dr. Taglietti began his career at Marion Merrell Dow Research Institute. Dr. Taglietti currently serves on the board of directors of BioNJ, Inc. and Delcath System, Inc. (Nasdaq: DCTH), and was previously a director of NephroGenex, Inc. (Nasdaq: NRX). He received his medical degree and board certifications from the University of Pavia in Italy. Because of Dr. Taglietti’s extensive experience in drug development and commercialization, including anti-infectives and antifungals, we believe he is able to make valuable contributions to our Board.

In the last ten years none of our directors were executive officers of a corporation that declared bankruptcy within two years of the director being an executive officer of that corporation other than Mr. Hastings, who was an executive officer of Unilife Corporation when it filed for voluntary bankruptcy in April 2017.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Independence of The Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. The Board consults with SCYNEXIS’s counsel to ensure that the Board’s determinations are consistent with all relevant securities laws and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and SCYNEXIS, its senior management and its independent registered public accounting firm, the Board affirmatively has determined that all of the directors during 2018 and currently, other than Dr. Taglietti, our current president and chief executive officer, are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of the directors or nominees for director other than Dr. Taglietti had a material or other disqualifying relationship with SCYNEXIS.

Information Regarding the Board and Its Committees

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information and meeting information for 2018 for each of the Audit, Compensation and Nominating and Corporate Governance Committees:

Name	Audit	Compensation	Nominating and Corporate Governance

Steven C. Gilman, Ph.D.	X		X
Ann F. Hanham, Ph.D.	X		X*
David Hastings	X*
Guy Macdonald		X
Patrick Machado		X*	X
Marion McCourt(1)		X
Total meetings in year 2018	5	4	4

*  Chair of the committee

(1) Ms. McCourt resigned as a member of our Board, and consequently ceased to be a member of our Compensation Committee, in September 2018.

Mr. Anido became a member of our Compensation Committee in January 2019 when he joined our Board.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to SCYNEXIS. Each of these committees has a charter, and the charters for each of these committees are available on our website at www.scynexis.com.

Audit Committee

Our Audit Committee currently consists of Steven C. Gilman, Ph.D., Ann F. Hanham, Ph.D., and David Hastings, each of whom satisfies the independence requirements under the Nasdaq Global Market listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, or the Exchange Act. Our Board has determined that Mr. Hastings is an “audit committee financial expert” within the meaning of SEC regulations. Mr. Hastings is the Chair of the Audit Committee. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our Audit Committee oversees our corporate accounting and financial reporting process. The Audit Committee has the following responsibilities, among other things, as set forth in the Audit Committee charter:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;
•

reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under the section of our annual report on Form 10-K as filed March 14, 2019, titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	considering and approving or disapproving of all related party transactions;
•	preparing the Audit Committee report required by the SEC to be included in our annual proxy statement;
•

reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

•	conducting an annual assessment of the performance of the Audit Committee and its members, and the adequacy of its charter; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Compensation Committee

Our Compensation Committee currently consists of Patrick Machado, Guy Macdonald, and Armando Anido, each of whom our Board has determined to be independent under the Nasdaq Global Market listing standards.

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee has the following responsibilities, among other things, as set forth in the Compensation Committee’s charter:

•

determining the compensation and other terms of employment of our chief executive officer and our other executive officers and reviewing and approving corporate performance goals and objectives relevant to the compensation;

•	reviewing and recommending to the full Board the compensation of our non-employee directors;
•	evaluating, adopting and administering the equity incentive plans, compensation plans, and similar programs advisable for us, as well as modification or termination of existing plans and programs;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” if required by SEC rules;

•	preparing the Compensation Committee report if required by the SEC to be included in our annual proxy statement; and
•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and the adequacy of its charter.

Compensation Committee Processes and Procedures

We expect that the Compensation Committee will generally meet four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the CEO. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of SCYNEXIS, and provides that the Compensation Committee may form and delegate authority to subcommittees as appropriate. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of SCYNEXIS, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged two independent compensation consultants. Compensia served as a compensation consultant through the first Compensation Committee meeting in 2018 and Radford has served as a compensation consultant since. Compensia served, and Radford serves, as a compensation resource available to the Compensation Committee on an hourly basis. As part of their engagements, the compensation consultants were requested by the Compensation Committee to develop a grant value method for equity compensation of employees and directors for consideration by the Compensation Committee and to review the competitiveness of director compensation based on a comparative group of biotechnology and pharmaceutical companies.  They were also requested by the Compensation Committee to review compensation of senior executives in comparison with other biotech companies to advise the Compensation Committee on compensation benchmarking, to review equity guideline recommendations and to assist in developing an overall employee compensation structure for consideration by the Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Steven C. Gilman, Ph.D., Ann F. Hanham, Ph.D., and Patrick Machado, and each of whom our Board has determined to be independent under the Nasdaq Global Market listing standards.

Our Nominating and Corporate Governance Committee makes recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. The Nominating and Corporate Governance Committee has the following responsibilities, among other things, as set forth in the Nominating and Corporate Governance Committee’s charter:

•	reviewing periodically and evaluating director performance on our Board and its applicable committees, and recommending to our Board and management areas for improvement;
•	interviewing, evaluating, nominating and recommending individuals for membership on our Board;
•	reviewing and recommending to our Board any amendments to our corporate governance policies; and
•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

In considering whether to recommend any candidates for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee considers the candidate’s ability to read and understand financial statements, age, personal integrity and ethics, relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrated experience in his or her field, ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of the company’s stockholders. In addition, when conducting its assessment, the Nominating and Corporate Governance Committee considers any criteria for director qualifications set by the Board, as well as diversity, skills, and such other factors as it deems appropriate given the current needs of the Board and the company to maintain a balance of knowledge, experience and capability. When considering diversity, the Board and Nominating and Corporate Governance Committee views “diversity” as diversity of experience and expertise. The Board and Nominating and Corporate Governance Committee believe that having a Board diverse in experience and expertise enables the Board, as a body, to have the broad range of requisite expertise and experience to guide the company and management and to fulfill its role of oversight and stewardship. However, neither the Board nor the Nominating and Corporate Governance Committee has developed a policy with respect to diversity in identifying nominees for director, other than to consider diversity when assessing nominees.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee should be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then recommends a nominee to the Board by majority vote.

To date, the Nominating and Corporate Governance Committee has not received a timely recommended director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders who demonstrate, by written documentation, satisfactory to the Nominating and Corporate Governance Committee, that such stockholders hold outstanding shares of the company. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board in 2020 may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302 no earlier than February 19, 2020, and no later than March 20, 2020. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Leadership Structure

The Board’s leadership structure is a separate Chairman of the Board and Chief Executive Officer. Mr. Guy Macdonald was appointed as our Chairman in June 2015. The Chairman has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. The Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of SCYNEXIS, and is appropriate for SCYNEXIS. In addition, the Board believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the company and its stockholders.  As a result, the Board believes that having an independent Chairman can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the company’s risks. The Board regularly reviews information regarding the company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and the company’s independent registered public accounting firm, as appropriate, the company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to the company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Compensation Policies and Practices as They Relate to Risk Management

With the help of the Compensation Committee’s independent compensation consulting firm, Radford, the Compensation Committee has reviewed the company’s compensation policies and practices as they relate to risk management for all employees, including executive officers. Following such review, the Compensation Committee determined that risks arising from the company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the company.

Meetings of the Board

The Board met five times in 2018. All directors attended at least 75% of the aggregate number of the meetings of the Board and the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members in 2018.

As required under applicable Nasdaq listing standards, in fiscal year 2018, SCYNEXIS’s independent directors met in regularly scheduled executive sessions at which only independent directors were present.

Stockholder Communications with the Board

SCYNEXIS’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed as follows: Eric Francois, Chief Financial Officer, SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302, or via email to eric.francois@scynexis.com. The communications will be reviewed by the Chief Financial Officer. The Chief Financial Officer will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Chief Financial Officer shall discard the communication.

Code of Business Conduct and Ethics

SCYNEXIS has adopted the SCYNEXIS, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website, which is www.scynexis.com, and available in print to any stockholder who requests it. Requests for printed copies of the Code of Business Conduct and Ethics can be made by writing to Attn: Corporate Secretary, SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302. If SCYNEXIS makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, SCYNEXIS will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as SCYNEXIS’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited SCYNEXIS’s financial statements since fiscal year 2000. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither SCYNEXIS’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as SCYNEXIS’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of SCYNEXIS and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2018, and December 31, 2017, by Deloitte & Touche LLP, SCYNEXIS’s independent registered public accounting firm (in thousands).

	Fiscal 2018	Fiscal 2017
Audit Fees (1)	$541	$465
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	2	2
Total Fees	$543	$467

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the Securities and Exchange Commission, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Annual license fee for access to an accounting research software application.

All fees described above were approved by the Audit Committee.

Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD*

During 2018, three independent, non-employee directors served on the Audit Committee: Ann F. Hanham, Ph.D., Steven C. Gilman, Ph.D. and David Hastings.

Management is responsible for SCYNEXIS’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of SCYNEXIS’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that SCYNEXIS’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States. We are responsible for overseeing and monitoring Deloitte & Touche LLP’s auditing process on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2018, with management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the PCAOB. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in SCYNEXIS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Audit Committee

David Hastings (Chairman)

Ann F. Hanham, Ph.D.

Steven C. Gilman, Ph.D.

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of SCYNEXIS under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3

Approval of an amendment to SCYNEXIS’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 125,000,000 to 250,000,000

Our Board of Directors has adopted resolutions approving and submitting to a vote of the stockholders an amendment to Article IV of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 250,000,000.

Our Board of Directors believes that the availability of additional authorized shares of common stock will provide us with the flexibility in the future to issue shares of our common stock (i) for general corporate purposes, including raising additional capital and settling outstanding obligations, (ii) in connection with present and future employee benefit programs and (iii) in connection with expanding our business through acquisitions of companies or assets. We have no plans, arrangements or understandings, whether written or oral, to issue any of the common stock that will be newly available following the approval of this proposal by our stockholders.

Our Board of Directors will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before the issuance of the additional shares of our common stock authorized under our Amended and Restated Certificate of Incorporation, as amended, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock market or exchange on which our common stock may then be listed.

Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of 125,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of April 23, 2019, there were 53,090,415 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, as of April 23, 2019, 18,619,632 shares of common stock were issuable upon the exercise of outstanding options and warrants and 11,382,000 shares of common stock were reserved for issuance in connection with the conversion of outstanding promissory notes.

The additional common stock proposed to be authorized pursuant to the amendment would have rights identical to the currently outstanding shares of our common stock. Approval of this Proposal 3 would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding if such additional authorized shares are issued, such as dilution of any earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the approval of this Proposal 3 could be issued by our Board without further vote of our stockholders except as may be required in particular cases by our Charter, applicable law, regulatory agencies or the rules of Nasdaq. Under our Charter, stockholders do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current stockholders do not have a prior right thereunder to purchase any new issue of common stock in order to maintain their proportionate ownership interests in SCYNEXIS.

The approval of this Proposal 3 could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if this Proposal 3 is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 3 to approve the amendment has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), and the Board does not intend or view the proposed increase in the number of authorized shares of our common stock as an anti-takeover measure, stockholders should nevertheless be aware that approval of this Proposal 3 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth information regarding our executive officers as of April 1, 2019:

Name	Age	Position
Marco Taglietti, M.D.	59	Chief Executive Officer and Director
Eric Francois	44	Chief Financial Officer
David Angulo, M.D.	55	Chief Medical Officer
Scott Sukenick	41	General Counsel

Dr. Taglietti’s biography is included above under “Proposal 1 – Election of Directors.”

Eric Francois has served as our Chief Financial Officer since November 2015. He previously served as co-founder and Chief Operating Officer of Topi, Inc., a technology startup, from July 2013 to October 2015, where he was responsible for all marketing, commercial and financial activities and helped grow the company from inception to over 250 clients worldwide. Previously, Mr. Francois served from September 2007 to July 2013 as a Director in the Equity Capital Markets Group at Lazard Ltd where he led capital raisings and advisory assignments for healthcare and biotechnology companies. He started his career in September 2000 at Cowen and Company in the Equity Capital Markets and Convertible Debt Groups. Mr. Francois holds a B.A. in Economics and Business Administration and a M.A. in Marketing from Pantheon-Sorbonne University, France.

David Angulo, M.D., has served as our Chief Medical Officer since June 2015. From October 2010 to May 2015 he served as Vice President, Research and Development of Brickell Biotech, Inc. a privately-held pharmaceutical company, where he was responsible for defining and executing the overall drug development strategy for all products. Prior to joining Brickell, Dr. Angulo held various senior positions at Stiefel Laboratories, Inc., a GSK company, including head of the clinical and medical departments from April 2006 to October 2010. From 1998 to 2006, Dr. Angulo was also responsible for several development programs in the anti-infective area at Schering-Plough Research Institute and was an infectious disease physician in a pediatric hospital. He received his medical degree from the Universidad de Guadalajara, Mexico, and has post-graduate degrees in pediatrics and infectious diseases.

Scott Sukenick has served as our General Counsel since November 2017. Prior to joining SCYNEXIS, Mr. Sukenick was a Senior Associate at the law firm Cooley LLP from October 2012 to November 2017, where he focused on life sciences litigation and strategic intellectual property management. From September 2010 to October 2012, he worked at Patterson Belknap Webb & Tyler LLP, where he primarily represented pharmaceutical and medical device companies in patent litigation. He started his career and worked at Simpson Thacher & Bartlett LLP from September 2006 to September 2010, where his practice focused on complex commercial litigation and intellectual property transactional matters. Mr. Sukenick is a registered patent attorney. He obtained a B.S. in Biology and a B.A. in Chemistry from Duke University and a J.D. from Harvard University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 10, 2019, by the following:

•	each of our directors and named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 50,148,458 shares outstanding on March 10, 2019 adjusted as required by rules promulgated by the SEC.

Name of Beneficial Owner	Number of Shares That Can be Acquired w/in 60 Days of March 10, 2019 (1)	Total Number of Shares Beneficially Owned	Percentage Total
5% Stockholders:
Caxton Corporation (2)	—	4,325,000	8.62%
Federated Investors, Inc. (3)	—	6,868,400	13.70%
Entities associated with Puissance Life Science Opportunities Fund VI (4)	5,565,860	5,565,860	9.99%
Named Executive Officers and Directors:
Marco Taglietti, M.D.	997,477	1,478,477	2.89%
Eric Francois	225,098	252,015	*
David Angulo, M.D.	341,600	464,390	*
Steven C. Gilman, Ph.D.	74,187	74,187	*
Ann F. Hanham, Ph.D.	62,831	67,056	*
David Hastings	69,188	101,022	*
Guy Macdonald	231,329	271,329	*
Patrick Machado	63,988	123,988	*
Armando Anido	—	—	*
All executive officers and directors as a group (10 persons) (5)	2,134,767	2,906,492	5.56%

*	Less than 1% of the outstanding shares of common stock.
(1)	Reflects shares that may be acquired within 60 days of March 10, 2019, pursuant to the exercise of stock options or warrants or conversion of convertible notes.
(2)

Based on a Schedule 13G/A filed with the SEC on February 14, 2019, reporting beneficial ownership as of December 31, 2018. Each of Caxton Corporation, CDK Associates, L.L.C., and Bruce S. Kovner have shared voting and dispositive power with respect to these shares. The address for these entities is 731 Alexander Road, Building 2, Suite 500, Princeton, New Jersey 08540.

(3)

Based on a Schedule 13G/A filed with the SEC on February 13, 2019, reporting beneficial ownership as of December 31, 2018. All of the outstanding voting stock of Federated Investors, Inc. (“Federated”) is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”).  The Trustees have the collective voting control that they exercise over Federated, and each of Federated and the Trust have sole voting and investment power over the shares reflected in the table, and each of the Trustees have shared voting and investment power over the shares reflected in the table. Federated, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the shares reflected in the table. The address for Federated, the Trust and the Trustees is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(4)

Reflects the maximum permitted ownership percentage (9.99%) of shares upon conversion of the convertible notes pursuant to the Note Purchase Agreement as disclosed in Note 7 to our financial statements included in our annual report on Form 10-K as filed with the SEC on March 14, 2019.  Each of Puissance Life Science Opportunities Fund VI (“Fund VI”), Puissance Capital Fund (GP) LLC (the managing member of Fund VI, "Puissance GP"), Puissance Capital Management LP (the investment manager of Fund VI, "Puissance Capital Management"), Puissance Capital Management (GP) LLC (the general partner to "Puissance Capital Management GP") and Theodore Wang (the managing member of both Puissance GP and Puissance Capital Management GP, and collectively with the other entities, "Puissance Entities"), has shared voting and investment power with respect to these shares.  Each Puissance Entity disclaims beneficial ownership of the Securities except to the extent of that person's pecuniary interest therein. The address for Puissance Entities is 950 Third Avenue, 25th Floor, New York, New York 10022.

(5)	Consists of shares held by each executive officer and director as of March 10, 2019, including the shares described in footnote (1) above.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to all of our equity compensation plans in effect as of December 31, 2018.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)		(c)
Equity Compensation Plans approved by security holders	4,164,804	$4.37	(1)	612,018	(2)(3)
Equity Compensation Plans not approved by security holders	445,000	$5.42		5,000	(4)
Total	4,609,804	$4.47		617,018

(1)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding awards of restricted stock units, as they have no exercise price.
(2)

Pursuant to terms of the SCYNEXIS, Inc. 2014 Equity Incentive Plan, the share reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2015, and ending on (and including) January 1, 2024, in an amount equal to 4.0% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence.

(3)

As of December 31, 2018, a total of 81,667 shares remained available for future issuance under the SCYNEXIS, Inc. 2014 Employee Stock Purchase Plan (“ESPP”). Pursuant to terms of the ESPP, the maximum number of common stock shares available under the plan will automatically increase on January 1 of each year for a period of up to ten years, commencing on January 1, 2015, and ending on (and including) January 1, 2024, in an amount equal to the lesser of (i) 0.8% of the total number of shares of Capital Stock outstanding on December 31 of the preceding fiscal year, and (ii) 29,411 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any fiscal year to provide that there will be no January 1 increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. The number of shares of securities to be issued upon exercise of outstanding options, warrants and rights does not include shares of common stock subject to rights outstanding under the ESPP as the number of shares to be issued pursuant to these rights is not known as of December 31, 2018.

(4)

Our board of directors adopted the 2015 Inducement Award Plan, or the 2015 Plan, on March 26, 2015. The 2015 Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of equity compensation (collectively, stock awards), all of which may be granted to persons not previously employees or directors of SCYNEXIS, or following a bona fide period of non-employment, as an inducement material to the individuals’ entering into employment with the company within the meaning of Nasdaq Listing Rule 5635(c)(4). The 2015 Plan has a share reserve covering 450,000 shares of our common stock. If a stock award granted under the 2015 Plan expires or otherwise terminates without all of the shares covered by the stock award having been issued, or is settled in cash, or shares are withheld to satisfy tax withholding obligations, then the shares of our common stock not acquired or withheld pursuant to the stock award again will become available for subsequent issuance under the 2015 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on review of the forms furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2018, we believe that all Section 16(a) filing requirements applicable to the executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in 2018.

EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer and our other two highest paid executive officers during the year ended December 31, 2018 and 2017. We refer to these executive officers as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option awards (1) ($)	All other Compensation ($)		Total ($)
Marco Taglietti, M.D.	2018	526,666	219,000	324,450	44,779	(2)	1,114,895
President and Chief Executive Officer	2017	507,400	140,300	548,964	23,984		1,220,648
Eric Francois	2018	369,583	125,000	129,780	40,338	(3)	664,701
Chief Financial Officer	2017	358,750	97,400	152,490	37,017		645,657
David Angulo, M.D.	2018	424,216	150,000	173,040	21,355	(4)	768,611
Chief Medical Officer	2017	411,783	124,200	213,486	18,077		767,546

(1)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, as computed in accordance with FASB ASC Topic 718. The valuation methodologies and assumptions used in determining such amounts are described in Note 11 to our financial statements included in our annual report on Form 10-K as filed on March 14, 2019. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our officers as of December 31, 2018.

(2)

This amount represents group life insurance premiums paid by us in the amount of $4,402, a match of contributions to our 401(k) savings plan of $8,250, healthcare and disability insurance premiums paid by us of $28,290, and expenses paid by us of $3,837.

(3)

This amount represents group life insurance premiums paid by us in the amount of $1,129, a match of contributions to our 401(k) savings plan of $8,250, healthcare and disability insurance premiums paid by us of $28,290, and expenses paid by us of $2,669.

(4)

This amount represents group life insurance premiums paid by us in the amount of $2,103, a match of contributions to our 401(k) savings plan of $8,250, healthcare and disability insurance premiums paid by us of $8,958, and expenses paid by us of $2,044.

Our executive officers may receive discretionary annual cash bonuses based on a percentage of their respective annual salaries upon achievement of performance goals as established by our board of directors or Compensation Committee and agreed to by our executive officers which are more completely described below under the heading “Employment Agreements.”

Outstanding Equity Awards as of December 31, 2018

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2018.

	Number of Securities Underlying Unexercised options			Option Exercise Price	Option Expiration Date
Name	Exercisable (1)	Unexercisable
Marco Taglietti, M.D.	9,360	—		$10.81	12/1/2024
	1,660	—		$9.96	1/1/2025
	302,500	27,500	(2)	$8.76	3/31/2025
	123,333	61,667	(3)	$4.05	3/31/2026
	172,500	187,500	(3)	$3.02	1/30/2027
	78,125	296,875	(3)	$1.69	2/9/2028
Eric Francois	77,083	22,917	(2)	$6.53	11/1/2025
	13,333	6,667	(3)	$4.05	3/31/2026
	47,916	52,084	(3)	$3.02	1/30/2027
	31,250	118,750	(3)	$1.69	2/9/2028
David Angulo, M.D.	109,375	15,625	(2)	$8.65	6/3/2025
	46,666	23,334	(3)	$4.05	3/31/2026
	67,083	72,917	(3)	$3.02	1/30/2027
	41,666	158,334	(3)	$1.69	2/9/2028

(1)

The options listed are fully vested or are subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying such options. Vesting of all options is subject to continued service on the applicable vesting date.

(2)

25% of the shares subject to this option vested on the one year anniversary of the grant date, and 2.08% of the shares subject to the option vest on each of the next 36 months thereafter, provided the executive continues to provide continuous services to us.

(3)	2.08% of the shares subject to this option vest monthly for 48 months as measured from the date of grant.

Employment Agreements

We have entered into an employment agreement with each of our named executive officers. These agreements generally provide for “at will” employment and set forth the terms and conditions of employment of each named executive officer. Each of the executive officers entered into a confidentiality, invention and non-competition agreement with us, which is incorporated by reference in his employment agreement.

Employment agreement with Dr. Taglietti. We entered into an employment agreement with Dr. Taglietti in February 2015 setting forth the terms of Dr. Taglietti’s employment as our Chief Executive Officer. Pursuant to the agreement, Dr. Taglietti was entitled to receive an annual salary of $480,000 (which was subsequently increased to $510,000 for 2017, $530,000 for 2018 and $545,000 for 2019) and is eligible to receive an annual performance bonus of up to 50% of his base salary (or such higher amount as determined by the Compensation Committee) and certain equity awards. Dr. Taglietti is entitled to certain severance payments and benefits under his employment agreement, subject to executing a release and settlement agreement in a form acceptable to us, as further described below. In April 2016, we and Dr. Taglietti amended the severance provisions of the employment agreement to avoid adverse tax consequences in the event that severance was to be paid.

Employment agreement with Mr. Francois. We entered into an employment agreement with Mr. Francois in November 2015 setting forth the terms of Mr. Francois’s employment as our Chief Financial Officer. Pursuant to the agreement, Mr. Francois will be entitled to receive an annual salary of $350,000 (which was subsequently increased to $360,500 for 2017, $371,400 for 2018, and $382,600 for 2019) and is eligible to receive an annual performance bonus of up to 35% of his base salary (or such higher amount as determined by the Compensation Committee) and certain equity awards.  Mr. Francois is entitled to certain severance payments and benefits under his employment agreement, subject to executing a release and settlement agreement in a form acceptable to us, as further described below.

Employment agreement with Dr. Angulo. We entered into an employment agreement with Dr. Angulo in July 2015 setting forth the terms of Dr. Angulo’s employment as our Chief Medical Officer. Pursuant to the agreement, Dr. Angulo was entitled to receive an annual salary of $390,000 (which was subsequently increased to $413,800 for 2017, $426,300 for 2018, and $439,100 for 2019) and is eligible to receive an annual performance bonus of up to 35% of his base salary and certain stock options.  Dr. Angulo is entitled to certain severance payments and benefits under his employment agreement, subject to executing a release and settlement agreement in a form acceptable to us, as further described below. In April 2016, we and Dr. Angulo amended the severance provisions of the employment agreement to avoid adverse tax consequences in the event that severance was to be paid.

Change in Control Severance Benefits

Dr. Taglietti, Mr. Francois and Dr. Angulo are entitled to certain severance payments and benefits under their respective employment agreements, subject to the applicable executive officer executing a release and settlement agreement in a form acceptable to us.

In the event of a termination without “just cause” by us or an executive officer’s resignation for “good reason” at any time other than during the twelve month period following a “change in control,” the executive officer is eligible to receive the following payments and benefits:

•

in the case of Mr. Francois and Dr. Angulo, a cash amount equal to six months of the applicable executive officer’s then current base salary, which will be paid over six months, commencing with the first payroll period following the effective date of his release, and in the case of Dr. Taglietti, a cash amount equal to twelve months of his then current base salary, which will be paid out in a lump sum on the 60th day following his termination date;

•

the vesting and exercisability of all outstanding options to purchase our common stock held by an eligible executive officer will be accelerated, and any repurchase rights held by us with respect to our common stock issued or issuable pursuant to any other stock award granted to such executive officer will lapse, with respect to the same number of shares as if the executive officer had continued employment for an additional six months in the case of Mr. Francois and Dr. Angulo, and twelve months in the case of Dr. Taglietti; and

•

if the executive officer elects COBRA coverage and timely pays his portion of the applicable premiums, payment of the same percentage of the COBRA premiums for continued medical, dental, and vision group health coverage as we paid prior to the executive officer’s termination, until the earlier of (a) six months in the case of Mr. Francois and Dr. Angulo, and twelve months in the case of Dr. Taglietti, (b) such time as the executive officer becomes enrolled in the group health insurance plan of another employer or (c) the executive officer becomes entitled to Medicare after the COBRA election.

In the event of a termination without “just cause” by us or an executive officer’s resignation for “good reason” at any time during the period that is within twelve months following a “change in control,” the executive officer is eligible to receive the following payments and benefits:

•

in the case of Mr. Francois and Dr. Angulo, a cash amount equal to 12 months of the applicable executive officer’s then current base salary, which will be paid over 12 months, commencing with the first payroll period following the effective date of his release and settlement agreement, and in the case of Dr. Taglietti, a cash amount equal to 24 months of his then current base salary, which will be paid out in a lump sum on the 60th day following his termination date;

•

the vesting and exercisability of all outstanding options to purchase our common stock held by the executive officer will be accelerated in full, and any repurchase rights held by us respect to our common stock issued or issuable pursuant to any other stock award granted to such executive officer will lapse; and

•

payment of the same percentage of the COBRA premiums for continued medical, dental, and vision group health coverage as we paid prior to the executive officer’s termination, until the earlier of (a) 12 months in the case of Mr. Francois and Dr. Angulo, and 24 months in the case of Dr. Taglietti, (b) such time as the executive officer becomes enrolled in the group health insurance plan of another employer or (c) the executive officer becomes entitled to Medicare after the COBRA election.

Each executive officer’s employment agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive officer constitutes a parachute payment under Section 280G of the Internal Revenue Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Internal Revenue Code, in each case based upon the highest marginal rate for the applicable tax.

For purposes of the agreements described above:

•

“change in control” generally means the occurrence of any of the following: (a) our company being party to any merger, consolidation or other similar transaction that results in our stockholders immediately before the merger, consolidation or other similar transaction owning less than 50% of the equity, or possessing less than 50% of the voting control, of us or the successor entity in the merger, consolidation or similar transaction; (b) any liquidation, dissolution or other sale or disposition of all or substantially all of our assets; or (c) our stockholders sell or otherwise dispose of our capital stock in a single transaction or series of related transactions such that the stockholders immediately before such transaction or related transactions own less than 50% of the equity, and possess less than the voting power, of our capital stock; provided, however, that an initial public offering or subsequent public offering of our common stock does not constitute a “change in control.”

•

“just cause” generally means any of the following: (a) the executive officer’s willful and material breach of his employment agreement and the executive officer’s continued failure to cure such breach to the reasonable satisfaction of our board of directors within thirty days following written notice of such breach from our board of directors; (b) the executive officer’s conviction of, or entry of a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude; (c) the executive officer’s willful commission of an act of fraud, breach of trust or dishonesty, including without limitation embezzlement or an act that results in material damage or harm to our business, financial condition or assets; (d) the executive officer’s intentional damage or destruction of our substantial property; or (e) the executive officer’s breach of the terms of his confidentiality agreement with us.

•

“good reason” generally means any of the following without the executive officer’s express written consent: (a) assignment to, or withdrawal from, the executive officer of any duties or responsibilities that results in a material diminution in the executive officer’s authority, duties or responsibilities as in effect immediately prior to such change; (b) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive officer is required to report, including (if applicable) a requirement that the executive officer report to a corporate officer or employee instead of reporting directly to our board of directors; (c) a material reduction by us of the executive officer’s annual base salary; (d) a relocation of the executive officer or our principal executive offices if the executive officer’s principal office is at such offices, to a location more than 60 miles from the location at which the executive officer is then performing his duties; or (e) a material breach by us of any provision of the executive officer’s employment agreement or any other enforceable written agreement between us and the executive officer.

In addition to the amounts presented above, each executive officer is eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies. In the event that we determine that an executive officer has earned all or a portion of his annual performance bonus, we will pay the executive officer such earned amount within 30 days of the date of our determination.

DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2018. Mr. Anido did not join the Board until January 2019.

Name	Fees Earned or Paid in Cash	Option Award(s) (1)		Total
Steven C. Gilman, Ph.D.	$46,250	$22,749		$68,999
Ann F. Hanham, Ph.D.	50,000	22,749		72,749
David Hastings	50,000	22,749		72,749
Guy Macdonald	—	81,827	(2)	81,827
Patrick Machado	49,750	22,749		72,499
Marion McCourt (4)	—	48,527	(3)	48,527

(1)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, as computed in accordance with FASB ASC Topic 718. The valuation methodologies and assumptions used in determining such amounts are described in Note 11 to our financial statements included in this Annual Report on Form 10-K. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our non-employee directors as of December 31, 2018.

(2)

Includes the aggregate grant date fair value of $59,077 for options, exercisable for an aggregate of 68,698 shares of our common stock issued in lieu of cash payments made on January 2, 2018, April 2, 2018, July 2, 2018, and October 1, 2018, pursuant to our non-employee director compensation policy as more completely described below.

(3)

Includes the aggregate grant date fair value of $25,778 for options, exercisable for an aggregate of 27,848 shares of our common stock issued in lieu of cash payments made on January 2, 2018, April 2, 2018, July 2, 2018, and October 1, 2018, pursuant to our non-employee director compensation policy as more completely described below.

(4)	Marion McCourt left the Board and the Compensation Committee on September 18, 2018, and all outstanding options expired as of December 31, 2018.

Information regarding Dr. Taglietti, our Chief Executive Officer, is set forth under “Executive Compensation” above.

The following table sets forth information regarding the number of shares of our common stock subject to outstanding options held by our non-employee directors as of December 31, 2018.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2018
Steven C. Gilman, Ph.D.	74,187
Ann F. Hanham, Ph.D.	62,831
David Hastings	54,988
Guy Macdonald	213,329
Patrick Machado	54,988

Our non-employee directors are compensated in accordance with the following policy:

Each non-employee director receives an annual base cash retainer of $35,000 for such service, to be paid quarterly. In addition, the chairman of the Board receives an additional annual base cash retainer of $28,000, to be paid quarterly.

In addition, each member of a committee receives compensation for service on a committee as follows:

a.

The chairperson of the Audit Committee receives an annual cash retainer of $15,000 for this service, paid quarterly, and each of the other members of the Audit Committee receives an annual cash retainer of $7,500, paid quarterly.

b.

The chairperson of the Compensation Committee receives an annual cash retainer of $11,000 for this service, paid quarterly, and each of the other members of the Compensation Committee receive an annual cash retainer of $5,500, paid quarterly.

c.

The chairperson of the Nominating and Corporate Governance Committee receive an annual cash retainer of $7,500 for this service, paid quarterly, and each of the other members of the Nominating and Corporate Governance Committee receive an annual cash retainer of $3,750, paid quarterly.

The Board has established our non-employee director compensation policy with respect to equity grants to provide that each year on the first business day following the company’s annual meeting of stockholders, each non-employee director will automatically be granted an option to purchase 45,000 shares of the company’s common stock.  These annual grants will have an exercise price per share equal to the fair market value of a share of common stock on the date of grant and will vest in full on the one-year anniversary of the grant date, provided that the non-employee director is providing continuous services on the applicable vesting date. If a new board member joins the Board, the director will be granted an initial option to purchase 70,000 shares. Initial option grants to new board members will have an exercise price per share equal to the fair market value of a share of common stock on the date of grant and will vest over three years following the date of grant, with one-third of the options vesting on the first anniversary of the date of grant and the balance vesting equally monthly over the remaining two-year period.

In addition, each non-employee director may elect to receive nonstatutory stock options in lieu of all or a portion of the cash compensation to which the non-employee director would otherwise be entitled to, as described above. Each non-employee director shall make their election prior to the period in which the compensation is to be earned. For each non-employee director electing to receive a nonstatutory stock option in lieu of such cash compensation, the date on which the nonstatutory stock options will be granted will be the date on which the cash compensation would otherwise have been earned, which is generally the first business day of each fiscal quarterly period, and the number of shares underlying such stock option will be determined by (i) dividing the cash compensation that the non-employee director elects to forgo in exchange for such nonstatutory stock options by 0.65, and (ii) dividing the result by the fair market value of a share of common stock on the date of grant. Each nonstatutory stock option granted in lieu of cash compensation pursuant to a non-employee director’s election will be 100% vested on the date of grant. After a non-employee director has elected to receive nonstatutory stock options in lieu of cash compensation, the option grants made to that non-employee director are awarded automatically pursuant to the previously described policy and no further action is required by the company’s Board.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

In February 2014, our board of directors adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Certain Relationships and Related Transactions

Other than compensation arrangements for our directors and named executive officers as described elsewhere in this proxy statement, since January 1, 2017, the following are the only transactions with our directors and named executive officers to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers, holders of more than 5% of our capital stock, or any affiliate of our directors, executive officers and holders of more than 5% of our capital stock, had or will have a direct or indirect material interest.

Participation in our March 2018 Public Offering

On March 8, 2018, we completed a public offering (the “March 2018 Public Offering”) of our common stock and warrants. We sold an aggregate of 17,751,500 shares of common stock and warrants to purchase up to an aggregate of 21,301,800 shares of our common stock at a public offering price of $1.69 per share. Each share of common stock was accompanied by (a) a warrant to purchase 0.75 of a share at an exercise price is $1.85 per share exercisable for 53 weeks (“Series 1 Warrants”), and (b) a warrant to purchase 0.45 of a share at an exercise price is $2.00 per share exercisable for five years (“Series 2 Warrants”). The following directors, executive officers and holders of 5% of our common stock purchased shares of our common stock and warrants in our March 2018 Public Offering at the public offering price:

Name of Director, Executive Officer or 5% Stockholder	Number of Shares	Number of Series 1 Warrants	Number of Series 2 Warrants	Purchase Amount
Marco Taglietti, M.D.	100,000	75,000	45,000	$169,000
Eric Francois	5,917	4,437	2,662	$10,000
David Angulo, M.D.	14,790	11,092	6,655	$24,995
Scott Sukenick	2,959	2,219	1,331	$5,001
David Hastings	11,834	8,875	5,325	$19,999
Federated Investors, Inc.	2,660,000	1,995,000	1,197,000	$4,495,400

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials and Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, allows us to save money by reducing the number of documents we must print and mail and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials, as applicable, for all registered stockholders residing at the same address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding,” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials, as applicable, please notify your broker or direct your written request to our Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302, or contact Scott Sukenick, General Counsel, at (201) 884-5485. A separate copy of a Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials will then promptly be delivered to you. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials, as applicable, at their address and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Scott Sukenick
Scott Sukenick
Corporate Secretary and General Counsel

May __, 2019

A copy of SCYNEXIS’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2018, is available on our website, www.scynexis.com. A printed copy is also available without charge upon written request to: Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302.

DIRECTIONS to the Hyatt Regency Jersey City on the Hudson, 2 Exchange Place, Jersey City, NJ 07302 (site of the Annual Meeting) (also available at www.westinjerseycitynewport.com/hotel-directions)

Newark International Airport (EWR), is the closest airport, just 30 minutes away by taxi or rental car with convenient public transit options available.

Northern New Jersey’s PATH train is steps away from the hotel and delivers you to Manhattan in under 10 minutes. Additionally, a ferry runs between Newport and Manhattan at peak times, and New Jersey Transit buses serve central Jersey City.

From East

•	Take Interstate 87 West to the Palisades Parkway South to the New Jersey Turnpike.
•	Take Exit 14C - Holland Tunnel.
•	Turn right on Luis Marin Boulevard.
•	Turn left on Christopher Columbus Drive.
•	The hotel will be at the end of Christopher Columbus Drive.

From West

•	Take Interstate 280 East via ramp to the left towards the New Jersey Turnpike/Newark.
•	Take Exit 17-A to New Jersey state highway 7 East.
•	Follow through to US highway 1 & 9 North.

•	Turn slight right towards Holland Tunnel.
•	Turn right on Luis Marin Boulevard.
•	Turn left on Christopher Columbus Drive.
•	The hotel will be at the end of Christopher Columbus Drive.

From Newark Airport

•	Head north toward Express Road.
•	Take the ramp for I-78 East toward New Jersey Turnpike.
•	Take ramp right for Center Street toward Columbus Drive.
•	Turn right onto Christopher Columbus Drive
•	The hotel will be at the end of Christopher Columbus Drive.

From North

•	Take the New Jersey Turnpike South.
•	Take Exit 14C - Holland Tunnel.
•	Turn right on Luis Marin Boulevard.
•	Turn left on Christopher Columbus Drive.
•	The hotel will be at the end of Christopher Columbus Drive.

When using GPS directions to navigate to the hotel, please use the destination address of:

2 Christopher Columbus Drive, Jersey City, NJ 07302

PRELIMINARY COPY

ANNUAL MEETING OF STOCKHOLDERS OF

SCYNEXIS, INC.

June 18, 2019

GO GREEN

20630300000000000000 0 061819

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR ALL NOMINEES" IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Armando Anido
- ○ Steven C. Gilman, Ph.D.
- ○ Ann F. Hanham, Ph.D.
- ○ David Hastings
- ○ Guy Macdonald
- ○ Marco Taglietti, M.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy is solicited by the Board of Directors of SCYNEXIS, Inc. and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR ALL NOMINEES for Proposal 1 and FOR Proposals 2 and 3. The Board of Directors recommends voting FOR ALL NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

Receipt of Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

PRELIMINARY COPY ANNUAL  MEETING  OF  STOCKHOLDERS  OF    SCYNEXIS,  INC.    June  18,  2019    GO  GREEN    e-Consent  makes  it  easy  to  go  paperless.  With  e-Consent,  you  can  quickly  access  your  proxy  material,  statements  and  other  eligible  documents  online,  while  reducing  costs,  clutter  and  paper  waste.  Enroll  today  via  www.astfinancial.com  to  enjoy  online  access.    NOTICE  OF  INTERNET  AVAILABILITY  OF  PROXY  MATERIAL:  The  Notice  of  Annual  Meeting  of  Stockholders,  annual  report,  proxy  statement  and  form  of  proxy  card  are  available  for  review  on  the  Internet  at  http://www.astproxyportal.com/ast/18891/    Please  sign,  date  and  mail  your  proxy  card  in  the  envelope  provided  as  soon  as  possible.     Please  detach  along  perforated  line  and  mail  in  the  envelope  provided.     20630300000000000000  0  061819     THEBOARDOFDIRECTORSRECOMMENDSYOUVOTE"FORALLNOMINEES"INPROPOSAL1,AND"FOR"PROPOSALS2AND3: PLEASESIGN,DATEANDRETURNPROMPTLYINTHEENCLOSEDENVELOPE.PLEASEMARKYOURVOTEINBLUEORBLACKINKASSHOWNHERExProposal1.ToelecttheSCYNEXISBoardofDirectors’sixnomineesasdirectorstoserveuntilthe2020AnnualMeetingofStockholdersanduntiltheirsuccessorsaredulyelectedandqualified. OArmandoAnidoOStevenC.Gilman,Ph.D. OAnnF.Hanham,Ph.D. ODavidHastingsOGuyMacdonaldOMarcoTaglietti,M.D. FORALLNOMINEESWITHHOLDAUTHORITYFORALLNOMINEESFORALLEXCEPT(Seeinstructionsbelow) INSTRUCTIONS:Towithholdauthoritytovoteforanyindividualnominee(s),mark“FORALLEXCEPT” andfillinthecirclenexttoeachnomineeyouwishtowithhold,asshownhere: NOMINEES: Proposal2.RatificationofselectionofDeloitte&ToucheLLPasSCYNEXIS, Inc.’sindependentregisteredpublicaccountingfirmforthefiscalyearendingDecember31,2019. Proposal3.ApprovalofanamendmenttoSCYNEXIS’sAmendedandRestatedCertificateofIncorporationtoincreasethetotalnumberofauthorizedsharesofcommonstockfrom125,000,000to250,000,000. ThisproxyissolicitedbytheBoardofDirectorsofSCYNEXIS,Inc.andwhenproperlyexecutedwillbevotedasspecifiedhereinand,unlessotherwisedirected,willbevotedFORALLNOMINEESforProposal1andFORProposals2and3.TheBoardofDirectorsrecommendsvotingFORALLNOMINEESINPROPOSAL1,ANDFORPROPOSALS2AND3. ReceiptofNoticeofAnnualMeetingofStockholdersandaccompanyingProxyStatementisherebyacknowledged. FORAGAINSTABSTAIN To  change  the  address  on  your  account,  please  check  the  box  at  right  andindicate  your  new  address  in  the  address  space  above.  Please  note  that  changes  to  the  registered  name(s)  on  the  account  may  not  be  submitted  viathis  method.    Signature  of  Stockholder    Date:    Signature  of  Stockholder    Date:    Note:  Please  sign  exactly  as  your  name  or  names  appear  on  this  Proxy.  When  shares  are  held  jointly,  each  holder  should  sign.  When  signing  as  executor,  administrator,  attorney,  trustee  or  guardian,  please  give  fulltitle  as  such.  If  the  signer  is  a  corporation,  please  sign  full  corporate  name  by  duly  authorized  officer,  giving  full  title  as  such.  If  signer  is  a  partnership,  please  sign  in  partnership  name  by  authorized  person.

PRELIMINARY COPY 0    SCYNEXIS,  INC.    Proxy  solicited  by  the  Board  of  Directors  for  the  Annual  Meeting  of  Stockholders  to  be  held  June  18,  2019    The  undersigned  hereby  appoints  Marco  Taglietti  and  Eric  Francois,  and  each  or  either  of  them,  proxies,  with  full  power  of  substitution,  with  the  powers  the  undersigned  would  possess  if  personally  present,  to  represent  and  vote,  as  designated  below,  all  shares  of  the  common  stock  of  SCYNEXIS,  Inc.  held  by  the  undersigned  at  the  close  of  business  as  of  April  23,  2019,  at  the  Annual  Meeting  of  Stockholders  to  be  held  on  June  18,  2019,  and  at  any  adjournment  thereof,  and  to  vote  all  shares  of  stock  which  the  undersigned  may  be  entitled  to  vote.    (Continued  and  to  be  signed  on  the  reverse  side)    1.1  14475